Donald MacNeil
19594 Saratoga Springs Pl
Ashburn, VA 20147
1 December 2018

Michael Cothill
Chairman of the Board
Hammer Fiber

Dear Mr. Cothill:

It is with regret that I tender my resignation from the Hammer Fiber board of directors, effective immediately. The demands of my current full-time position require my full attention.

I am grateful for having had the opportunity to serve on the board of this fine organization for the past several years , and I offer my best wishes for its continued success.

Sincerely,



Donald MacNeil